August 31, 2009


U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced by
American Depositary Receipts representing preferred shares of Itau Unibanco Banco Multiplo
S.A.(Form F-6, Registration No.  333-157450)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New
York Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting a new name.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or comments on 212 815-4831.

Very truly yours,


___________________
Monica Vieira
Assistant Vice President
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: monica.vieira@BNYMellon.com


Encl.

cc:    Paul Dudek, Esq.